UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 3, 2009
(Date of earliest event reported)
Imation Corp.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-14310

Delaware (State or other jurisdiction of incorporation)	41-1838504 (IRS Employer Identification No.)
1 Imation Way
Oakdale, Minnesota 55128
(Address of principal executive offices, including zip code)
(651) 704-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 3, 2009, Imation Corp. completed an amendment to its credit facility as further described below. The amendment is intended to provide a more consistent amount of availability under the credit agreement, accomplished in part by changing the form of the credit facility such that the availability is now based on the value of certain assets and generally removing limitations to availability based on income levels. In addition, we have decreased the overall size of the facility. Specifically, Imation Corp. and Imation Enterprises Corp. (collectively, the “Borrowers” or “we,” “us” or “our”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with a consortium of lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent and L/C Issuer (the “Agent”). The Third Amendment amended our Credit Agreement dated as of March 29, 2006 (as amended by the Amendment to Credit Agreement dated as of July 24, 2007 and the Second Amendment to Credit Agreement dated April 25, 2008) among the Borrowers, the Agent and the other Lenders (collectively the “Credit Agreement”). The Third Amendment results in a reduction of the senior revolving credit facility to an amount up to $200,000,000 (the “Credit Facility”), including a $75,000,000 sub-limit for letters of credit, that we may use (i) to pay fees, commissions and expenses in connection with the Credit Facility and (ii) for ongoing working capital requirements, capital expenditures and other general corporate purposes. Pricing has also been adjusted as the result of the Third Amendment. Through December 31, 2009, borrowings under the Credit Agreement will bear interest at a rate equal to (i) the Eurodollar Rate (as defined in the Credit Agreement) plus 3.50% or (ii) the Base Rate (as defined in the Credit Agreement) plus 2.50%. Commencing January 1, 2010, the applicable margins for the Eurodollar Rate and the Base Rate will be subject to adjustments based on average daily Availability (as defined in the Credit Agreement), as set forth in the definition of “Applicable Rate” in the Credit Agreement. Advances under the Credit Facility are limited to the lesser of (a) $200,000,000 and (b) the “Borrowing Base.” The Borrowing Base is equal to the following:
•	up to 85% of eligible accounts receivable; plus

•	up to the lesser of 65% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory; plus

•	up to 60% of the appraised fair market value of eligible real estate at closing (the “Original Real Estate Value”), such Original Real Estate Value to be reduced each calendar month by 1/84th, provided, that the Original Real Estate Value shall not exceed $40,000,000; plus

•	such other classes of collateral as may be mutually agreed upon and at advance rates as may be determined by the Agent; minus

•	such reserves as the Agent may establish in good faith.
The Credit Agreement expires on March 29, 2012.
The Credit Agreement contains covenants which are customary for similar credit arrangements, including covenants relating to financial reporting and notification; payment of indebtedness, taxes and other obligations; and compliance with applicable laws and limitations regarding additional liens, indebtedness, certain acquisitions, investments and dispositions of assets. The Credit Agreement also contains a conditional financial covenant that requires us to have a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.20 to 1.00 during certain periods described in the Credit Agreement. Imation Corp. was in compliance with all covenants it was required to be in compliance with as of June 3, 2009.
Our obligations under the Credit Agreement continue to be guaranteed by the material domestic subsidiaries of Imation Corp. (the “Guarantors”) and, by virtue of the Third Amendment, are now secured by a first priority lien (subject to customary exceptions) on the real property comprising Imation Corp.’s corporate headquarters and all of the personal property of the Borrowers and the Guarantors.
Bank of America, N.A. and other Lenders provide banking and financial services to Imation Corp. from time to time.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
*	10.1	Third Amendment to Credit Agreement among Imation Corp. and Imation Enterprises Corp. as borrowers, Bank of America, N.A. as administrative agent and l/c issuer, and a Consortium of Lenders, dated as of June 3, 2009.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.
By:	/s/ Paul R. Zeller
Paul R. Zeller
Senior Vice President and Chief Financial Officer
Date: June 8, 2009

EXHIBIT INDEX

Exhibit
Number	Description

*10.1	Third Amendment to Credit Agreement among Imation Corp. and Imation Enterprises Corp. as borrowers, Bank of America, N.A. as administrative agent and l/c issuer, and a Consortium of Lenders, dated as of June 3, 2009.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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